[GRAPHIC OMITTED]

                                        STRADLEY RONON STEVENS & YOUNG, LLP

                                                   2600 One Commerce Square

                                               Philadelphia, PA  19103-7098

                                                    Telephone  215.564.8079

                                                          Fax  215.564.8120

                                                           www.stradley.com




                           August 31, 2006

Board of Directors
Franklin Federal Money Fund
One Franklin Parkway
San Mateo, California 94403

Board of Directors
Franklin Money Fund
One Franklin Parkway
San Mateo, California 94403

Board of Trustees
The Money Market Portfolios
One Franklin Parkway
San Mateo, California 94403

                RE: (I) AGREEMENT OF MERGER, SIGNED ON AUGUST 23, 2006 WITH AN EFFECTIVE TIME AND DATE OF 2 P.M., PACIFIC, AUGUST 31, 2006 (THE "AGREEMENT"), BETWEEN FRANKLIN FEDERAL MONEY FUND ("ACQUIRED FUND"), A CORPORATION ORGANIZED UNDER THE LAWS OF THE STATE OF
                CALIFORNIA,   AND  FRANKLIN  MONEY  FUND  ("ACQUIRING
                FUND"),  A  CORPORATION  ORGANIZED  UNDER THE LAWS OF
                THE  STATE  OF  CALIFORNIA;   (II)  THE  PURCHASE  BY
                ACQUIRING   FUND  OF  SHARES  OF  THE  MONEY   MARKET
                PORTFOLIO ("ACQUIRING PORTFOLIO"), A SERIES OF THE MONEY MARKET PORTFOLIOS, A STATUTORY TRUST CREATED UNDER THE LAWS OF THE STATE OF DELAWARE ("THE MONEY
                MARKET   PORTFOLIOS"),   USING  SHARES  OF  THE  U.S.
                GOVERNMENT    SECURITIES   MONEY   MARKET   PORTFOLIO
                ("ACQUIRED PORTFOLIO"),  A SERIES OF THE MONEY MARKET
                PORTFOLIOS;   AND  (III)  PLAN  OF  LIQUIDATION   AND
                DISSOLUTION,   APPROVED   ON  MAY  10,  2006  WITH  A
                LIQUIDATION TIME AND DATE OF 4 P.M., PACIFIC, AUGUST 31, 2006 (THE "PLAN"), OF ACQUIRED PORTFOLIO.
                ------------------------------------------------------

Ladies and Gentlemen:

           You have requested our opinion concerning certain federal income tax consequences of the reorganization of Acquired Fund and the concurrent reorganization of Acquired Portfolio (collectively, the "Reorganization"), which will consist of: (i) the merger (the "Merger") under California law of Acquired Fund with and into Acquiring Fund; (ii) the in-kind purchase ("In-Kind Purchase") by Acquiring Fund of additional shares of Acquiring Portfolio ("Acquiring Portfolio Shares"), using shares of Acquired Portfolio ("Acquired Portfolio Shares"), received in connection with the Merger; and (iii) the in-kind liquidation ("In-Kind Liquidation") of Acquired Portfolio by Acquiring Portfolio so that Acquiring Portfolio will hold Acquiring Portfolio's portfolio securities. Shareholders of Acquired Fund will receive the same number of shares of Acquiring Fund ("Acquiring Fund Shares") with an aggregate net asset value equal to the number and aggregate net asset value of such shareholders' shares in the Acquired Fund ("Acquired Fund Shares") immediately prior to the Merger.

           In rendering our opinion, we have reviewed and relied upon: (a) the Agreement; (b) the Plan, (c) the proxy materials provided to shareholders of Acquired Fund in connection with the Special Meeting of Shareholders of Acquired Fund held on August 15, 2006; (d) certain representations concerning the Reorganization made to us by Acquiring Fund, Acquired Fund and The Money Market Portfolios, on behalf of Acquiring Portfolio and Acquired Portfolio, in a letter dated August 31, 2006 (the "Representation Letter"); (e) all other documents, financial and other reports and corporate minutes we deemed relevant or appropriate; and (f) such statutes, regulations, rulings and decisions as we deemed material in rendering this opinion. All terms used herein, unless otherwise defined, are used as defined in the Registration Statement of Acquiring Fund on Form N-14 (the " Form N-14").

  For purposes of this opinion, we have assumed that Acquired Fund and Acquiring Portfolio, on the closing date of the Reorganization, satisfy, and immediately following the closing of the Reorganization, Acquiring Fund and Acquiring Portfolio will each continue to satisfy, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company.

  Based on the foregoing, and provided the Reorganization is carried out in accordance with the applicable laws of the State of California and the State of Delaware, the terms of the Agreement, the terms of the Plan, the statements in the Form N-14 and the statements in the Representation Letter, and further provided Acquired Fund, through the effective date and time of the merger, and Acquiring Fund, Acquired Portfolio and Acquiring Portfolio, through the close of the Reorganization, each maintain a stable net asset value of $1 per share, it is our opinion that:

  MERGER:

        1. The transfer of all of Acquired Fund's assets to Acquiring Fund as provided for in the Merger, in exchange for Acquiring Fund Shares and the assumption by Acquiring Fund of all obligations and liabilities of Acquired Fund, while a taxable exchange, will result in no material adverse federal income tax consequences to Acquired Fund, pursuant to Section 1001 of the Code.

        2. No gain or loss will be recognized by Acquiring Fund upon the receipt of all the assets of Acquired Fund, in exchange solely for Acquiring Fund Shares and the assumption by Acquiring Fund of all obligations and liabilities of Acquired Fund, pursuant to Section 1032(a) of the Code.

        3. The distribution of the Acquiring Fund Shares by Acquired Fund to its shareholders in complete liquidation of Acquired Fund, while a taxable exchange, will result in no material adverse federal income tax consequences to Acquired Fund, pursuant to Sections 336(a) and 1001 of the Code.

        4. The basis of the assets of Acquired Fund received by Acquiring Fund will be the fair market value of these assets (i.e., the net asset value of the Acquired Portfolio Shares) at the time received, pursuant to Section 1.1032-1(d) of the income tax regulations issued by the United States Department of the Treasury (the "Treasury Regulations") and Section 1012 of the Code.

        5. The holding period of the assets of Acquired Fund received by Acquiring Fund will begin on receipt of these assets, pursuant to
Section 1223 of the Code; see also Rev. Rul. 66-7, 1966-1 CB 188 (the holding period of a capital asset begins to run on the day (the following the date of acquisition of the asset).

        6. The exchange by the shareholders of Acquired Fund of their Acquired Fund Shares for Acquiring Fund Shares (including fractional shares to which they may be entitled), while a taxable exchange, will result in no material adverse federal income tax consequences to Acquired Fund shareholders, pursuant to Section 331(a) of the Code.

        7. The basis of the Acquiring Fund Shares received by the shareholders of Acquired Fund (including fractional shares to which they may be entitled) will be the fair market value (i.e., the net asset value) of the Acquiring Fund Shares at the time of distribution, pursuant to
Section 334(a) of the Code.

        8. The holding period of Acquiring Fund Shares received by the shareholders of Acquired Fund (including fractional shares to which they may be entitled) will begin on receipt of these shares, pursuant to
Section 1223 of the Code; see also BRUSH-MOORE NEWSPAPERS INC,
5 TCM 1014 (1946).

                IN-KIND PURCHASE AND IN-KIND LIQUIDATION:

        9. The acquisition by Acquiring Portfolio of substantially all of the assets of Acquired Portfolio as provided for in the In-Kind Purchase and In-Kind Liquidation in exchange solely for Acquiring Portfolio Shares, and the assumption by Acquiring Portfolio of all obligations and liabilities of Acquired Portfolio, followed by the distribution by Acquired Portfolio to Acquiring Fund of Acquiring Portfolio Shares in complete liquidation of Acquired Portfolio, will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Acquired Portfolio and Acquiring Portfolio each will be a "party to the reorganization" within the meaning of Section 368(b) of the Code; see also, Rev. Rul. 2001-46, 2001-2 CB (Situation #1 -- if, pursuant to an integrated plan, (i) a newly formed wholly owned subsidiary of an acquiring corporation merges into a target corporation, with the target corporation shareholders receiving consideration consisting of 70% acquiring corporation voting stock and 30% cash, which is more cash than is permitted to be received in a reverse triangular merger under Section 368(a)(2)(E) of the Code, (ii) followed by the merger of the target corporation into the acquiring corporation, the transaction will be integrated under the step-transaction doctrine and treated as a single statutory merger of the target corporation into the acquiring corporation that qualifies as a reorganization under Section 368(a)(1)(A) of the Code; the policy underlying Section 338 of the Code is not violated by treating situation #1 as a single statutory merger of target into acquiring because such treatment results in a transaction that qualifies as a reorganization under section 368(a)(1)(A) in which the acquiring corporation acquires the assets of the target corporation with a carryover basis under Section 362 of the Code, and does not result in a cost basis for those assets under Section 1012 of the Code).

        10. No gain or loss will be recognized by Acquired Portfolio upon the transfer of substantially all of its assets to Acquiring Portfolio in exchange solely for Acquiring Portfolio Shares, and the assumption by Acquiring Portfolio of all obligations and liabilities of Acquired Portfolio, pursuant to Section 361(a) and Section 357(a) of the Code.

        11. No gain or loss will be recognized by Acquiring Portfolio upon the receipt by it of substantially all of the assets of Acquired Portfolio in exchange solely for Acquiring Portfolio Shares, and the assumption by Acquiring Portfolio of all obligations and liabilities of Acquired Portfolio, pursuant to Section 1032(a) of the Code.

        12. No gain or loss will be recognized by Acquired Portfolio upon the distribution of Acquiring Portfolio Shares to Acquiring Fund in complete liquidation of Acquired Portfolio (in pursuance of the In-Kind Purchase and In-Kind Liquidation) pursuant to Section 361(c)(1) of the Code.

        13. The basis of the assets of Acquired Portfolio received by Acquiring Portfolio will be the same as the basis of these assets to Acquired Portfolio immediately prior to the exchange pursuant to
Section 362(b) of the Code.

        14. The holding period of the assets of Acquired Portfolio received by Acquiring Portfolio will include the period during which such assets were held by Acquired Portfolio pursuant to Section 1223(2) of the Code.

        15. No gain or loss will be recognized by Acquiring Fund upon the exchange of its Acquired Portfolio Shares for Acquiring Portfolio Shares (including fractional shares to which it may be entitled), pursuant to Section 354(a) of the Code.

        16. The basis of the Acquiring Portfolio Shares received Acquiring Fund (including fractional shares to which it may be entitled) will be the same as the basis of the Acquired Portfolio Shares exchanged therefor pursuant to Section 358(a)(1) of the Code.

        17. The holding period of the Acquiring Portfolio Shares received by Acquiring Fund (including fractional shares to which it may be entitled) will include the holding period of the Acquired Portfolio Shares surrendered in exchange therefor, provided that the Acquired Portfolio Shares were held as a capital asset on the closing of the Reorganization pursuant to Section 1223(1) of the Code.

        18. Acquiring Portfolio will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the Treasury Regulations, the items of Acquired Portfolio described in
Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

        19. IN THE ALTERNATIVE, if, when integrated as part of a single plan under the step-transaction doctrine, the In-Kind Purchase and In-Kind Liquidation do not qualify as reorganization under Section 368(a)(1) of the Code because, for instance, the continuity of business enterprise requirement is not satisfied, the exchange by Acquiring Fund of Acquired Portfolio Shares for additional Acquiring Portfolio Shares (including fractional shares to which it may be entitled) as provided for in the In-Kind Purchase, while a taxable exchange, will result in no material adverse federal income tax consequences to Acquiring Fund, pursuant to
Section 1001 of the Code; the exchange is also a "qualified stock purchase" pursuant to Section 338(h)(3) of the Code and Section 1.338(h)(3)(iii) of the Treasury Regulations and not acquired from a "related person" within the meaning of Section 338(h)(3) of the Code and Section 1.338-3(b)(3) of the Treasury Regulations and Example 1 therein and Rev. Rul. 90-95, 1990-2 C.B. 67 (Situation 2 -- holds that the merger of a newly formed wholly owned domestic subsidiary into a target corporation with the target corporation shareholders receiving solely cash in exchange for their stock, immediately followed by the merger of the target corporation into the domestic parent of the merged subsidiary, will be treated as a qualified stock purchase of the target corporation followed by a section 332 liquidation of the target corporation). The basis of the additional Acquiring Portfolio Shares received by Acquiring Fund (including fractional shares to which it may be entitled) will be the cost
(i.e., the net asset value) of these shares at the time of receipt, pursuant to Section 1012 of the Code. The holding period of the Acquiring Portfolio Shares received by Acquiring Fund (including fractional shares to which it may be entitled) will begin on receipt of these shares, pursuant to Section 1223 of the Code; see also Rev. Rul. 66-7, 1966-1 CB 188 (the holding period of a capital asset begins to run on the day following the date of acquisition of the asset). No gain or loss will be recognized by Acquiring
Portfolio upon the receipt of the Acquired Portfolio Shares, in exchange solely for Acquiring Portfolio Shares, pursuant to
Section 1032(a) of the Code. The basis of the Acquired Portfolio
Shares received by Acquiring Portfolio (including fractional shares to which it may be entitled) will be the cost (i.e., the net asset value) of these shares at the time of receipt, pursuant to Section 1.1032-1(d) of the Treasury Regulations and Section 1012 of the Code. No gain or loss will be recognized by Acquired Portfolio upon the transfer of all of its assets to Acquiring Portfolio as provided for in the In-Kind Liquidation, in exchange solely for Acquiring Portfolio Shares, and the assumption by Acquiring
Portfolio of all obligations and liabilities of Acquired Portfolio, pursuant to Section 337(a) of the Code. No gain or loss will be recognized by Acquiring Portfolio upon the receipt of all of Acquired Portfolio's assets, in exchange for Acquired Portfolio
Shares, and the assumption by Acquiring Portfolio of all obligations and liabilities of Acquired Portfolio, pursuant to
Section 332(a) of the Code. The basis of the assets of Acquired
Portfolio received by Acquiring Portfolio will be the same as the basis of these assets to Acquired Portfolio immediately prior to the exchange, pursuant to Section 334(b) of the Code. The holding period of the assets of Acquired Portfolio received by Acquiring
Portfolio will include the period during which such assets were held by Acquired Fund, pursuant to Section 1223(2) of the Code.
Acquiring Portfolio will succeed to and take into account, as of the date of the transfer as defined in Section 1.381(b)-1(b) of the Treasury Regulations, the items of Acquired Portfolio described in
Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

Our opinion is based upon the Code, the applicable Treasury Regulations, the present positions of the Internal Revenue Service (the "Service") as are set forth in published revenue rulings and revenue procedures, present administrative positions of the Service, and existing judicial decisions, all of which are subject to change either prospectively or retroactively. We do not undertake to make any continuing analysis of the facts or relevant law following the date of the Reorganization.

  Our opinion is conditioned upon the performance by Acquiring Fund, Acquired Fund and The Money Market Portfolios, on behalf of Acquiring Portfolio and Acquired Portfolio, of their undertakings in the Agreement, the Plan, the Form N-14 and the Representation Letter. Our opinion is limited to the transactions incident to the Reorganization described herein, and no opinion is rendered with respect to (i) any other transaction or (ii) the effect, if any, of the Reorganization (and/or the transactions incident thereto) on any other transaction and/or the effect, if any, of any such other transaction on the Reorganization.

  This opinion is being rendered to Acquiring Fund, Acquired Fund and The Money Market Portfolios, on behalf of Acquiring Portfolio and Acquired Portfolio, and may be relied upon only by such funds and the shareholders of each.

  We hereby consent to the use of this opinion as an exhibit to the Registration Statement of Acquiring Fund on Form N-14, and any amendments thereto, covering the registration of Acquiring Fund Shares under the Securities Act of 1933, as amended, to be issued in the Reorganization.

                                  Very truly yours,

                                  STRADLEY, RONON, STEVENS & YOUNG, LLP


                                  By: /s/ WILLIAM S. PILLING, III
                                      ---------------------------------
                                      William S. Pilling, III, a Partner